Exhibit 23.1


                            [Letterhead of KPMG LLP]



The Board of Directors
ImClone Systems Incorporated:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                        /s/ KPMG LLP

Princeton, New Jersey
May 24, 2000